GeothermEx, Inc.
3260 BLUME DR., SUITE 220
RICHMOND, CALIFORNIA 94806

TELEPHONE: (510) 527-9876
FAX: (510) 527-8164
E-MAIL: mw@geothermex.com

Consent of GeothermEx Inc.

In connection with the Registration Statement of U.S. Geothermal Inc. on Form S-1 (the "Registration Statement"), and any amendments thereto, filed under the United States Securities Act of 1933, as amended, I, Subir Sanyal, on behalf of GeothermEx Inc. ("GeothermEx"), hereby consent to the use of GeothermEx's name and to the use of the "Technical Report On The Raft River Geothermal Resource, Cassia County Idaho" dated August 2002 and the "Results From The Short-Term Well Testing Program At The Raft River Geothermal Field, Cassia County, Idaho" dated October 2004 (together, the "Technical Reports") in the Registration Statement, and to references to the Technical Reports, or portions thereof, or incorporation by reference of information derived from the Technical Reports, in the Registration Statement.

Dated at Richmond, California, this 19th day of March, 2010.

/s/ Subir K. Sanyal
Name: Subir K. Sanyal
Title: President